SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14 (a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.       )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for use of the Commission Only (as permitted by Rule 14a-6 (e) (2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to § 240.14a-a-11(c) or § 240.14a-12

barnesandnoble.com inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify previous filing by registration statement number, or the Form or Schedule and date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 8, 2002
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 8, 2002
PROPOSAL 1
NOMINEES FOR ELECTION AS DIRECTOR
Class Whose Term Expires in 2003
Class Whose Term Expires in 2004
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN 2001 AND FISCAL YEAR-END OPTION VALUES
PROPOSAL 2

July 2, 2002

Dear Stockholder:

      You are cordially invited to attend the 2002 Annual Meeting of Stockholders of barnesandnoble.com inc. to be held at 11:00 a.m., Eastern Standard Time, on Thursday, August 8, 2002 at the New York Marriott East Side, 525 Lexington Avenue between 48th and 49th Streets, New York, New York.

      Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement that follow. Also included is a Proxy Card and postage paid return envelope.

      Whether or not you plan to attend the meeting, we hope you will have your shares represented at the meeting by completing, signing and returning your Proxy Card in the enclosed postage paid return envelope promptly. Alternatively, you may vote by e-mail or telephone by following the instructions set forth on your proxy card.

Sincerely,

MICHAEL N. ROSEN
Secretary

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 8, 2002

To Our Stockholders:

      Notice is hereby given that the Annual Meeting of Stockholders of barnesandnoble.com inc. will be held at the New York Marriott East Side, 525 Lexington Avenue between 48th and 49th Streets, New York, New York, at 11:00 a.m., Eastern Standard Time, on Thursday, August 8, 2002 for the following purposes:

1.	To elect three Directors to serve until the 2005 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of BDO Seidman, LLP as independent certified public accountants for the Company’s fiscal year ending December 31, 2002; and

3.	To transact such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

      Only holders of record of Common Stock as of the close of business on June 17, 2002 are entitled to vote at the meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

MICHAEL N. ROSEN
Secretary

New York, New York

July 2, 2002

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD. ALTERNATIVELY, YOU MAY VOTE BY E-MAIL OR TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON YOUR PROXY CARD.

barnesandnoble.com inc.

76 Ninth Avenue
New York, New York 10011

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 8, 2002

General Information

      The enclosed proxy is solicited by the Board of Directors of barnesandnoble.com inc., a Delaware corporation (the “Company”) to be used at the Annual Meeting of Stockholders (the “Annual Meeting” or “Meeting”) to be held at 11:00 a.m., Eastern Standard Time, on Thursday, August 8, 2002, at the New York Marriott East Side, 525 Lexington Avenue between 48th and 49th Streets, New York, New York and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and an accompanying proxy card are being mailed to stockholders on or about July 2, 2002.

      The Company has three classes of Common Stock, par value $0.001 per share (the “Common Stock”), all of which are entitled to vote at this Annual Meeting. Each holder of the Company’s Class A Common Stock is entitled to one vote per share on the matters to be considered. Each holder of the Company’s Class B Common Stock or Class C Common Stock (collectively, “High Vote Stock”) is entitled to the number of votes per share equal to: (i) ten, multiplied by the sum of (a) the aggregate number of shares of High Vote Stock owned by such holder and (b) the aggregate number of Membership Units in barnesandnoble.com llc (“B&N.com”) owned by such holder, divided by (ii) the aggregate number of shares of High Vote Stock owned by such holder.

      Only stockholders of record at the close of business on June 17, 2002 will be entitled to notice of and to vote at the Meeting. As of such date, 47,946,566 shares of Class A Common Stock (representing 47,946,566 votes), and two shares of High Vote Stock (representing 1,150,000,020 votes), were outstanding and entitled to vote. The presence at the Annual Meeting, either in person or by proxy, of holders of record of a majority of the shares of Common Stock outstanding will constitute a quorum.

      The three nominees for Class A Director, Class B Director and Class C Director receiving the highest vote totals of the Common Stock, the Class B Common Stock and the Class C Common Stock, respectively, will be elected as Directors of the Company to serve until the 2005 Annual Meeting of Stockholders. The ratification of the appointment of the Company’s independent certified public accountants will be decided by the affirmative vote of a majority of the shares of Common Stock voting on the proposal in person, by proxy, by e-mail or telephone at the Meeting. Accordingly, abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of such proposal or on the election of Directors.

      Barnes & Noble, Inc. (“Barnes & Noble”) is the beneficial owner of all of the Company’s outstanding Class B Common Stock and Bertelsmann AG (“Bertelsmann”) is the beneficial owner of all of the Company’s outstanding Class C Common Stock. Accordingly, Barnes & Noble will be entitled to elect the Class B Director, Bertelsmann will be entitled to elect the Class C Director and, together, Barnes & Noble and Bertelsmann will be able to elect the Class A Director and control all other votes to be taken at the Annual Meeting.

      All shares represented by properly executed proxy cards received in time for the Meeting, or properly voted via e-mail or telephone, will be voted in accordance with the choices indicated, or if no choice is indicated as to any proposal, will be voted in accordance with the recommendations of the Board of Directors as to such proposal. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote to elect as Directors the three nominees listed below and to ratify the appointment of BDO Seidman, LLP as independent certified public accountants for the Company’s fiscal year ending December 31, 2002. Stockholders may strike out the names of proxy holders designated by the Board of Directors on the proxy card and substitute the name of any other person whom they wish to represent them at the Meeting. A stockholder may revoke any proxy by attending the Annual Meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy card bearing a later date with the Secretary of the Company.

      The Company bears the cost of this solicitation. Proxies may be solicited by mail, e-mail, telephone or personally by Directors, officers and employees of the Company. The Company will reimburse persons holding stock in their names or in the names of their nominees for expenses of forwarding proxy material to their principals.

      The mailing address of the Company’s principal executive office is 76 Ninth Avenue, New York, New York 10011.

      NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

PROPOSAL 1

ELECTION OF DIRECTORS

      The Company’s Certificate of Incorporation provides that the Directors are to be divided into three classes with respect to the time for which they hold office. Each class consists of one Director elected by the holders of Class B Common Stock (each a “Class B Director”), one Director elected by the holders of Class C Common Stock (each a “Class C Director”) and one Director elected by all stockholders of the Company voting together as a single class (each a “Class A Director”). At each annual meeting of stockholders of the Company, successors of the class whose term of office expires in that year are to be elected for a three-year term and until their successors have been duly elected and qualified.

Name	Age	Position

Leonard Riggio(1)(4)	61	Chairman of the Board
Stephen Riggio(1)(5)	47	Vice Chairman
Michael N. Rosen(1)	61	Secretary and Director
Klaus Eierhoff(2)(4)	48	Director
Jan Michiel Hessels(3)	59	Director
Patricia Higgins(6)	51	Director
Joel Klein(2)(5)	55	Director
William F. Reilly(3)	63	Director
Markus Wilhelm(2)	44	Director

(1)	Class B Director.

(2)	Class C Director.

(3)	Class A Director and member of the Audit Committee and the Compensation Committee.

(4)	Member of the Special Committee, the Executive Committee and the Nominating Committee.

(5)	Member of the Executive Committee.

(6)	Class A Director and member of the Audit Committee.

      At the Meeting, three Directors (one Class A Director, one Class B Director and one Class C Director) will be elected, each to hold office for a term of three years and until his successor is elected and qualified. Mr. Jan Michiel Hessels, Mr. Leonard Riggio and Mr. Joel Klein are nominees for election as Class A Director, Class B Director and Class C Director, respectively, at the Meeting, each to hold office for a term of three years until the Annual Meeting of Stockholders to be held in 2005 and until their successors are elected and qualified. Each of the nominees have consented to serve, if elected. However, if any nominee is unable to stand for election, proxies may be voted for a substitute designated by the Board of Directors in the case of the Class A Director or by the Class B Directors or the Class C Directors in the case of the Class B Director or the Class C Director, respectively.

NOMINEES FOR ELECTION AS DIRECTOR

     Class A Director

     (To be voted on by all holders of common stock)

      Mr. Jan Michiel Hessels, a Class A Director, has been a director of the Company since August 1999. Mr. Hessels was the Chief Executive Officer of Royal Vendex KBB N.V. (“Vendex”) from 1990 until June 2000. Vendex is a multi-billion dollar Netherlands-based corporation with international retailing operations. Mr. Hessels is also a director of Schiphol Airport, Royal Vopak N.V., Royal Philips Electronics N.V., Euronext N.V., Fortis N.V. and Heineken N.V.

     Class B Director

     (To be voted on by holders of Class B common stock only)

      Mr. Leonard Riggio, a Class B Director, has been Chairman of the Board of the Company and B&N.com since inception. Mr. Riggio has been Chairman of the Board and a principal stockholder of Barnes & Noble since its inception in 1986, and was Chief Executive Officer of Barnes & Noble from inception through February 2002. Since 1965, Mr. Riggio has been Chairman of the Board, Chief Executive Officer and the principal stockholder of Barnes & Noble College Bookstores, Inc. (“B&N College”), one of the nation’s largest operators of college bookstores. Since 1985, Mr. Riggio has been the Chairman of the Board and a principal beneficial owner of MBS Textbook Exchange, Inc. (“MBS”), one of the nation’s largest wholesalers of college textbooks. Mr. Riggio is also a director of GameStop Corp. (“GameStop”), a majority-owned subsidiary of Barnes & Noble. Mr. Leonard Riggio is the brother of Mr. Stephen Riggio.

     Class C Director

     (To be voted on by holders of Class C common stock only)

      Mr. Joel Klein, a Class C Director, has been a director of the Company since January 2002. Mr. Klein is Chairman and Chief Executive Officer of Bertelsmann Inc. and Chief U.S. Liaison Officer to Bertelsmann, and is a member of the Corporate Executive Council of Bertelsmann. Mr. Klein served as Assistant Attorney General in charge of the Antitrust Division of the United States Department of Justice from July 1997 to September 2000; and was appointed Acting Assistant Attorney General by President Clinton and confirmed by the United States Senate in July 1997. Before joining the Justice Department in 1995 as Principal Deputy to the Assistant Attorney General, Mr. Klein served as Deputy White House Counsel to President Clinton.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE. PROXIES SOLICITED HEREBY WILL BE VOTED FOR EACH NOMINEE NAMED ABOVE UNLESS A VOTE AGAINST A NOMINEE OR AN ABSTENTION IS SPECIFICALLY INDICATED.

Class Whose Term Expires in 2003

      Mr. William F. Reilly, a Class A Director, has been a director of the Company since August 1999. Mr. Reilly founded Aurelian Communications (“Aurelian”), a special interest publisher, in February 2002. Mr. Reilly is Chief Executive Officer of Aurelian. Mr. Reilly served as Chairman and Chief Executive Officer of Primedia Inc., a specialty media company, from February 1990 to 1999. Mr. Reilly is a member of the Board of Directors of FMC Corporation. Mr. Reilly serves on the Board of Trustees of the University of Notre Dame.

      Mr. Michael N. Rosen, a Class B Director, has been Secretary and a director of the Company and B&N.com since inception. Mr. Rosen has been the Chairman of Robinson Silverman Pearce Aronsohn & Berman LLP (“Robinson Silverman”), counsel to the Company and B&N.com, for more than the past five years. Mr. Rosen is also a director of Barnes & Noble, B&N College, MBS and GameStop.

      Mr. Markus Wilhelm, a Class C Director, has been a director of the Company since inception and B&N.com since November 1, 1998. Since March 2000, Mr. Wilhelm has been Chief Executive Officer of BOOKSPAN, a partnership between Doubleday Direct, Inc. (“Doubleday Direct”) and Book-of-the-Month Club Holdings LLC. In March 1998, Mr. Wilhelm was elected Chairman of the Board of Doubleday Interactive, Inc., a U.S. Internet service provider. In 1998, as director of BOL.US Online, Inc. and BOL.Global, Inc., Mr. Wilhelm developed and launched bol.com AG, the Internet division of Bertelsmann. Mr. Wilhelm has been the President of Doubleday Direct, a wholly owned subsidiary of Bertelsmann, since May 1993, and its Chief Executive Officer and Chief Compliance Officer since July 1994.

Class Whose Term Expires in 2004

      Ms. Patricia Higgins, a Class A Director, has been a director of the Company since July 2000. Ms. Higgins has been President and Chief Executive Officer of Switch and Data Facilities Inc., an international operator of convergent computer network centers, since November 2000. Ms. Higgins was Vice President and Chief Information Officer of Alcoa Inc. from January 1997 to April 1999. Prior to that, Ms. Higgins held a position at Unisys Corporation as President, Communications Worldwide Business Unit from January 1995 to January 1997. Ms. Higgins has been a member of the Board of Directors of The Williams Companies since 1995 and Fleet Bank N.A. since 1991.

      Mr. Stephen Riggio, a Class B Director, has been a director of the Company and B&N.com since inception and Vice Chairman since January 2000. From January 2000 to February 2002, Mr. Riggio was also Acting Chief Executive Officer of the Company and B&N.com, a position he previously held at B&N.com from inception to December 1998. From February 2002 to the present Mr. Riggio has been Chief Executive Officer of Barnes & Noble. Mr. Riggio has been Vice Chairman of Barnes & Noble since December 1997 and a director of Barnes & Noble since April 1997. From February 1995 to December 1997, Mr. Riggio was Chief Operating Officer of Barnes & Noble. Mr. Riggio is also a director of iUniverse, The National Book Foundation, The National Down’s Syndrome Society and The Association for the Help of Retarded Children. Mr. Stephen Riggio is the brother of Mr. Leonard Riggio.

      Dr. Klaus Eierhoff, a Class C Director, has been a director of the Company since inception and B&N.com since November 1998. Dr. Eierhoff has been President and Chief Executive Officer of DirectGroup Bertelsmann and a member of the Executive Board of Bertelsmann since January 1998. From 1990 to 1997, Dr. Eierhoff served as a member of the Executive Board of Karstadt AG. Dr. Eierhoff is Chairman of the supervisory board of ECI, Vianen. Dr. Eierhoff is also a member of the supervisory board of DealTime Inc. and of BOOKSPAN.

Board of Directors Meetings and Committees

      During 2001, the Board of Directors met four times. All Directors attended at least 75% of the meetings of the Board of Directors and the committees of which they are members, except Jan Michiel Hessels who attended two of four meetings.

      The Board of Directors has five standing committees: the Special Committee, the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating Committee.

      Special Committee. The Special Committee consists of two members, one of whom is selected by the Class B Directors and one of whom is selected by the Class C Directors. The current members of the Special Committee are Mr. Leonard Riggio and Dr. Klaus Eierhoff. The purpose of the Special Committee is to evaluate certain major corporate actions, such as mergers, acquisitions, capital expenditures or borrowings in excess of $20 million (each a “Major Action”). Each Major Action requires the approval of the Special Committee prior to being submitted for the approval of the Board of Directors.

      Executive Committee. The Executive Committee consists of four members of the Board of Directors. The current members of the Executive Committee are Mr. Leonard Riggio, Mr. Stephen Riggio, Dr. Klaus Eierhoff and Mr. Joel Klein. The Executive Committee exercises all of the power and authority of the Board of Directors to the extent permitted by law, provided that Major Actions will require the approval of the Special Committee and the full Board of Directors.

      Audit Committee. The current members of the Audit Committee are Mr. William F. Reilly (Chairman), Mr. Jan Michiel Hessels and Ms. Patricia Higgins, none of whom is, or ever has been, an officer or employee of the Company and all of whom are considered “independent” for purposes of the National Association of Securities Dealers’ listing standards. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company’s auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company’s independent auditors and the accounting practices of the Company. The Board has adopted a written audit committee charter setting out the audit-related functions of the Audit Committee. The Audit Committee met three times during 2001.

      Compensation Committee. The Compensation Committee consists of William F. Reilly and Jan Michiel Hessels, none of whom is, or ever has been, an officer or employee of the Company. The Compensation Committee determines the salaries and incentive compensation of the officers of the Company and provides recommendations for the salaries and incentive compensation of the other employees and the consultants of the Company and authorizes grants under the Company’s 1999 Incentive Plan. The Compensation Committee met three times during 2001.

      Nominating Committee. The current members of the Nominating Committee are Mr. Leonard Riggio and Dr. Klaus Eierhoff. The role of the Nominating Committee is to conduct searches for potential directors and to recommend candidates to the full Board of Directors for its consideration. The Nominating Committee met once during 2001.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee consists of William F. Reilly and Jan Michiel Hessels, neither of whom is an officer or employee or former officer or employee of the Company or B&N.com. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Compensation Committee.

Compensation of Directors

      All directors at the time of the Company’s Initial Public Offering of Class A Common Stock (the “Offering”) other than Leonard Riggio and Stephen Riggio received options to purchase 40,000 shares of Class A Common Stock at a per share exercise price equal to the per share Offering price. Such options vest in four equal annual installments on the first through fourth anniversary of the completion of the Offering. Directors taking office after the Offering received options to purchase 40,000 shares of Class A Common Stock at an exercise price equal to the market price on such date, with such options vesting in four equal annual installments on the first through fourth anniversaries of the date of grant. Directors who are not employees of the Company, B&N.com, Barnes & Noble or Bertelsmann receive an annual fee of $40,000 plus a fee of $2,500 for each committee meeting attended. In addition, all directors are reimbursed for certain expenses in connection with attendance at Board of Directors and committee meetings. Other than with respect to reimbursement of expenses, directors who are employees or officers of the Company do not receive additional compensation for their services as directors.

Executive Officers

      The Company’s executive officers, as well as additional information with respect to such persons, are set forth in the table below:

	Age	Position
Name

Leonard Riggio	61	Chairman of the Board
Stephen Riggio	47	Vice Chairman
Marie J. Toulantis	48	Chief Executive Officer
Kevin M. Frain	40	Chief Financial Officer
David C. Willen	46	Chief Technology Officer
David Gitow	41	Vice President, Chief Marketing Officer
Daniel A. Blackman	39	Vice President, Books, Music & Video
Michael N. Rosen	61	Secretary and Director

      Information with respect to executive officers of the Company who also are Directors is set forth in “Election of Directors” above.

      Ms. Marie J. Toulantis has been Chief Executive Officer of the Company and B&N.com since February 2002. Ms. Toulantis was Chief Financial Officer of the Company and B&N.com from May 1999 through February 2002. From March 1999 through May 1999, Ms. Toulantis was Chief Financial Officer of Barnes & Noble and from July 1997 through May 1999 Ms. Toulantis was Executive Vice President, Finance of Barnes & Noble. Prior to that Ms. Toulantis was a Senior Vice President of The Chase Manhattan Bank from May 1996 to June 1997.

      Mr. Kevin M. Frain has been Chief Financial Officer of the Company and B&N.com since February 2002. Mr. Frain is responsible for all of the financial functions, warehouse operations, fulfillment and customer service of the Company and B&N.com. From May 2001 through February 2002, Mr. Frain was Vice President, Finance of the Company and B&N.com. Prior to that Mr. Frain was the Treasurer of the Company and B&N.com from April 2000 to May 2001. From January 1999 to April 2000, Mr. Frain was Director of Finance of the Company & B&N.com. From December 1996 to January 1999, Mr. Frain was Finance Manager for Barnes & Noble. Prior to that Mr. Frain served as Vice President, Treasurer of Jamesway Corporation, a mass merchandise retail chain.

      Mr. David C. Willen has been Chief Technology Officer of the Company and B&N.com since May 2002. Mr. Willen is responsible for all aspects of systems and technology of the Company and B&N.com. Mr. Willen was Chief Software Architect of the Company and B&N.com from October 2001 through May 2002. Mr. Willen was Chief Technology Officer of TheStreet.com, a multimedia provider of financial commentary, analysis and news, from January 2000 to October 2001. Mr. Willen developed technology solutions for Bloomberg, L.P. from January 1999 to January 2000. Mr. Willen was Vice President, Software Development at Sixdegrees.com from April 1998 to December 1998. Mr. Willen held various technology positions with Dun and Bradstreet from June 1990 to April 1998.

      Mr. David Gitow has been Vice President, Chief Marketing Officer of the Company and B&N.com since October 2001. Mr. Gitow is responsible for all partner and customer marketing and all marketing analysis and research. Mr. Gitow served as Chief Marketing Officer of enews, inc. (“enews”) from June 1999 through October 2001. Prior to joining enews, Mr. Gitow was with AOL Time Warner for 13 years in a variety of positions culminating in his founding and serving as President of Time Inc. Home Entertainment.

      Mr. Daniel A. Blackman has been Vice President, Books, Music & Video of the Company and B&N.com since October 2001. Mr. Blackman is responsible for overall merchandising of consumer books, music and video products. From February 2000 to October 2001, Mr. Blackman was Vice President, Music, Video & Software of the Company and B&N.com. From July 1998 to February 2000, Mr. Blackman was Director of Music & Video of the Company and B&N.com. Before joining B&N.com, Mr. Blackman was Director of

Internet Development for HarperCollins Publishers from June 1996 to July 1998. From May 1995 to June 1996, Mr. Blackman was Director of Content Production for News Corporation’s Internet Division.

Beneficial Ownership of Shares

      The Company has three classes of Common Stock. Each holder of the Company’s Class A Common Stock is entitled to one vote per share. Each holder of the Company’s Class B Common Stock or Class C Common Stock (collectively, “High Vote Stock”) is entitled to the number of votes per share equal to: (i) 10, multiplied by the sum of (a) the aggregate number of shares of High Vote Stock owned by such holder and (b) the aggregate number of Membership Units in B&N.com owned by such holder, divided by (ii) the aggregate number of shares of High Vote Stock owned by such holder. Barnes & Noble is the beneficial owner of all of the Company’s outstanding Class B Common Stock and Bertelsmann is the beneficial owner of all of the Company’s outstanding Class C Common Stock.

      The following table sets forth certain information regarding beneficial ownership of the Common Stock as of June 1, 2002 by: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each of the Company’s Directors; (iii) the executive officers named in the Summary Compensation Table contained in “Executive Compensation” below; and (iv) all current executive officers and Directors of the Company as a group.

	Number of Shares		Percentage of
	Class A Common Stock		Class A Common		Percentage of
Name and Address of Beneficial Owner	Beneficially Owned(1)		Stock(2)		Voting Power(3)

Barnes & Noble, Inc.	57,500,001	(4)	35.3	%(4)(5)	48.0	%(4)(5)
122 Fifth Avenue,
New York, NY 10011
Bertelsmann AG	57,500,001	(4)	35.3	(4)(5)	48.0	(4)(5)
Carl-Bertelsmann-Strasse 270
33311 Gütersloh, Germany
Leonard Riggio	2,414,437	(6)	5.0		*
Stephen Riggio	2,830,000	(7)	5.6		*
Marie J. Toulantis	1,749,250	(8)	3.5		*
Kevin M. Frain	72,812	(9)	*		*
Gary A. King	576,940	(10)	1.2		*
William F. Duffy	717,125	(9)	1.5		*
Klaus Eierhoff	30,000	(9)	*		*
Jan Michiel Hessels	20,000	(9)	*		*
Patricia Higgins	20,000	(9)	*		*
Joel Klein	—		—		—
William Reilly	70,000	(11)	*		*
Michael Rosen	60,000	(12)	*		*
Markus Wilhelm	80,000	(12)	*		*
All current executive officers and Directors as a group (16 persons)	8,778,501	(13)	16.3		*

*	Represents less than 1%.

(1)	Except as indicated in the notes below, shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days after June 1, 2002 are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes 4,158,088 shares issued to B&N.com in connection with the merger of Fatbrain.

(3)	Represents the percentage of voting power resulting from the effect of all outstanding High Vote Stock, assuming no conversion of that stock into Class A Common Stock.

(4)	Represents shares of High Vote Stock that are convertible into, and Membership Units that are exchangeable for, shares of Class A Common Stock on a one-for-one-basis at any time at the option of the holder thereof.

(5)	The percentage of Barnes & Noble is calculated after giving effect to the Class A Common Stock beneficially owned by each of Barnes & Noble and Bertelsmann. The percentage of Bertelsmann is calculated after giving effect to the conversion of Membership Units into Class A Common Stock beneficially owned by each of Barnes & Noble and Bertelsmann. Calculated without such effect, the percentage interest beneficially owned by each of Barnes & Noble and Bertelsmann would be 54.5% and the percentage of voting power beneficially owned by each of Barnes & Noble and Bertelsmann would be 92.3%.

(6)	Includes 600,000 shares each owned by B&N College and MBS. Does not include 57,500,001 shares of Class A Common Stock beneficially owned by Barnes & Noble. Mr. Riggio is Barnes & Noble’s Chairman of the Board and principal stockholder. Accordingly, Mr. Riggio could be considered to beneficially own the shares owned by Barnes & Noble. Mr. Riggio disclaims any beneficial ownership of such shares.

(7)	Includes options granted by the Company to purchase 2,630,000 shares of Class A Common Stock.

(8)	Includes options granted by the Company to purchase 1,731,250 shares of Class A Common Stock.

(9)	All of these shares are issuable upon the exercise of options granted by the Company.

(10)	Includes options granted by the Company to purchase 576,750 shares of Class A Common Stock.

(11)	Includes options granted by the Company to purchase 20,000 shares of Class A Common Stock.

(12)	Includes options granted by the Company to purchase 30,000 shares of Class A Common Stock.

(13)	Includes options granted by the Company to purchase 6,015,374 shares of Class A Common Stock.

Executive Compensation

      The salaries and other compensation (other than long-term compensation) of the executive officers of the Company are paid by B&N.com. The following table summarizes the compensation paid or accrued by the Company and B&N.com for the year ended December 31, 2001 for the services rendered to the Company and B&N.com, to the Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively, the “Named Executive Officers”). Leonard Riggio, the Company’s Chairman, receives no salary or other cash compensation from the Company or B&N.com.

SUMMARY COMPENSATION TABLE

				Long-term
				Compensation

		Annual Compensation		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options	Compensation(1)

Stephen Riggio(2)	2001	$500,000	$162,500	2,500,000	$9,552
Vice Chairman	2000	480,769	—	—	6,224
	1999	—	—	—	—
Marie J. Toulantis(2)	2001	350,000	113,750	2,000,000	7,088
Chief Executive Officer	2000	350,000	—	900,000 (3)	4,609
	1999	213,462	—	900,000	290
Kevin M. Frain	2001	167,308	41,875	75,000	6,992
Chief Financial Officer	2000	143,462	—	62,000 (3)	5,094
	1999	105,000	—	35,000	3,343

				Long-term
				Compensation

		Annual Compensation		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options	Compensation(1)

Gary A. King(5)	2001	350,000	113,750	750,000	7,088
Executive Vice President,	2000	298,077	—	118,500 (3)	6,229
Operations	1999	275,000	100,000	118,500	43,122 (4)
William F. Duffy(6)	2001	315,000	39,375	200,000	6,227
Vice President, Operations,	2000	315,000	—	26,750 (3)	4,896
Fulfillment and Customer	1999	292,040	112,880	26,750	4,435
Service

(1)	Except as indicated in Note (4) below, these amounts represent payments made by the Company for life insurance premiums and for contributions to the respective Named Executive Officers’ accounts under the Company’s 401(k) Savings Plan.

(2)	Mr. Riggio was Acting Chief Executive Officer and Ms. Toulantis was Chief Financial Officer of the Company during the fiscal year ended December 31, 2001. In February 2002, Ms. Toulantis was named Chief Executive Officer of the Company and Mr. Riggio became Chief Executive Officer of Barnes & Noble.

(3)	Each of the listed options for 2000 constitute repriced options, except for options for 27,000 shares granted to Kevin M. Frain.

(4)	Includes $42,687 for reimbursement of relocation expenses.

(5)	Mr. King was Executive Vice President, Operations of the Company during the fiscal year ended December 31, 2001. In May 2002, Mr. King became Chief Information Officer of Barnes & Noble.

(6)	Mr. Duffy was Vice President, Operations, Fulfillment and Customer Service of the Company during the fiscal year ended December 31, 2001. In February 2002, Mr. Duffy became Executive Vice President, Distribution and Logistics of Barnes & Noble.

Option Grants in 2001

      The following table sets forth certain information with respect to stock grants to the Named Executive Officers during the year ended December 31, 2001.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants(1)
					Potential Realizable Value at
		% of Total			Assumed Annual Rates of
	Number of	Options			Stock Price Appreciation for
	Securities	Granted to	Exercise		Option Term(2)
	Underlying	Employees in	Price per	Expiration
Name	Options Granted	Fiscal Year	Share	Date	5.0%	10.0%

Stephen Riggio	2,500,000	26.93%	$1.2188	04/01/11	$1,916,242	$4,856,133
Marie J. Toulantis	2,000,000	21.54	1.2188	04/01/11	1,532,994	3,884,907
Kevin M. Frain	75,000	0.81	1.2188	04/01/11	57,487	145,684
Gary A. King	750,000	8.08	1.2188	04/01/11	574,873	1,456,840
William F. Duffy	200,000	2.15	1.2188	04/01/11	153,299	388,491

(1)	All options were granted with an exercise price equal to or above the fair market value of the Common Stock at the date of grant.

(2)	In accordance with the rules of the Securities and Exchange Commission, the amounts shown on this table reflect hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5.0% and 10.0%, compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.

Options Exercised in 2001 and Fiscal Year-End Option Values

      The following table sets forth certain information with respect to the value of options held by the Named Executive Officers at December 31, 2001. No options were exercised during 2001 by any of the Named Executive Officers.

AGGREGATED OPTION EXERCISES IN 2001 AND FISCAL YEAR-END OPTION VALUES

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money Options
	Options at December 31, 2001		at December 31, 2001(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Stephen Riggio	1,035,000	2,845,000	$—	$803,000
Marie J. Toulantis	731,250	2,168,750	—	642,400
Kevin M. Frain	24,250	112,750	—	24,090
Gary A. King	158,625	852,375	—	240,900
William F. Duffy	466,188	364,312	—	64,240

(1)	Based on the closing price of the Class A Common Stock on December 31, 2001 ($1.54 per share), less the option exercise price, multiplied by the number of shares exercisable or unexercisable.

Employees’ Retirement Plan

      As of June 30, 2000, substantially all employees of the Company were covered under the Company’s Employees’ Retirement Plan (the “Retirement Plan”). The Retirement Plan is a defined benefit pension plan. As of July 1, 2000, the Retirement Plan was amended so that employees no longer earn benefits for subsequent service. Subsequent service continues to be the basis for vesting of benefits not yet vested at June 30, 2000 and the Retirement Plan will continue to hold assets and pay benefits. The amendment was treated as a curtailment in fiscal 2000.

      A participant’s annual benefit is determined for an employee, including an officer, generally as (i) 0.7% of the participant’s average annual pay as determined in accordance with the Retirement Plan up to Social Security-covered compensation, multiplied by the participant’s years of credited service, plus (ii) 1.3% of the participant’s average annual pay as determined in accordance with the Retirement Plan in excess of Social Security-covered compensation, multiplied by the participant’s years of credited service. A participant’s maximum benefit is limited pursuant to Section 415 of the Internal Revenue Code of 1986, as amended (the “Code”) to $130,000 for 1999, indexed annually. Compensation recognized is limited to $170,000 based upon the Retirement Plan.

      Credited years of service under the Retirement Plan as of June 30, 2000 for the Named Executive Officers are: Stephen Riggio — 1, Marie J. Toulantis — 2, Kevin M. Frain — 2, William F. Duffy — 7 and Gary A. King — 2.

      The following table illustrates the maximum annual amounts payable at age 65 under the Retirement Plan, based on various levels of highest average annual salary and years of credited service:

	Years of Credited Service

Assumed Highest Average Salary	15	20	25	30	35

$100,000	$16,260	$21,680	$27,100	$32,520	$37,940
$125,000	21,135	28,180	35,225	42,270	49,315
$150,000	26,010	34,680	43,350	52,020	60,690
$170,000 and above(1)	29,910	39,880	49,850	59,820	69,790

(1)	The benefits shown corresponding to this compensation reflect the compensation limit under Section 401 (a)(17) of the Code. A participant’s compensation in excess of $150,000 (as adjusted to reflect cost-of-living increases) is disregarded for purposes of determining highest average earnings in plan years beginning in 1994 through 1996; a participant’s compensation in excess of $160,000 (as adjusted to reflect cost-of-living increases) is disregarded for purposes of determining highest average earnings in plan years beginning in 1997 through 1999 and $170,000 in plan years beginning in 2000. Benefits accrued as of the last day of the plan year beginning in 1993 on the basis of compensation in excess of $150,000 are preserved.

Deferred Compensation Plan

      B&N.com’s Deferred Compensation Plan is a non-qualified plan for the Company’s employees whose base salary for a calendar year exceeds $130,000 (an “Eligible Executive”). An Eligible Executive may elect in each year he or she is an Eligible Executive to defer no less than $5,000 and no more than 50% of his or her base salary to a Deferral Account. The Deferral Account of each Eligible Executive who elects to participate in the Deferred Compensation Plan (a “Participant”) is credited or debited with investment earnings or losses based upon the performance of the investment fund or index selected by the Participant from among alternatives selected by an Administrative Committee appointed by the Compensation Committee of the Board of Directors.

      A Participant is entitled to a distribution of his or her Deferral Account upon retirement or following termination of employment, as elected by the Participant, but no later than the beginning of the year in which the Participant would attain age 70 1/2. A Participant may elect whether to receive the distribution in a lump sum or in annual installments over not more than fifteen (15) years.

      Amounts payable under the Deferred Compensation Plan are general unsecured obligations of B&N.com, payable out of B&N.com’s general assets to the extent not paid by a grantor trust that the Company may establish. The Company may amend or terminate the Deferred Compensation Plan at any time without affecting any of the rights granted prior to termination.

Defined Contribution Plan

      B&N.com is a participating employer in a defined contribution plan (the “Savings Plan”), sponsored by Barnes & Noble, for the benefit of substantially all of its employees who meet certain eligibility requirements, primarily age and length of service. The Savings Plan allows employees to invest up to 15% of their current gross cash compensation on a pre-tax basis. B&N.com’s contributions to the Savings Plan are generally in amounts based upon a certain percentage of the employees’ pre-tax contributions. B&N.com provides matching contributions to participants in the amount of 100% of the first 3% of earnings and 50% of the next 2% contributed by them, which contributions are made consistent with the employee’s direction. The Fatbrain Savings Plan was merged into the Savings Plan on November 1, 2001.

Incentive Plan

      General. The Company’s 1999 Incentive Plan (the “Incentive Plan”) provides that options to acquire shares of Class A Common Stock (“Shares”) may be granted to key officers, employees, consultants, advisors and directors of the Company or any of its subsidiaries or affiliates as shall be selected from time to time by a committee not fewer than two directors of the Company, as designated by the Board of Directors. The purpose of the Incentive Plan is to assist the Company in attracting and retaining selected individuals to serve as directors, officers, consultants, advisors and employees of the Company and B&N.com who will contribute to the Company’s success and to achieve long-term objectives that will inure to the benefit of all stockholders of the Company through the additional incentive inherent in the ownership of the Common Stock. Awards under the Incentive Plan may take the form of stock options (“Options”), including corresponding share appreciation rights (“SARs”) and reload options, restricted stock awards and stock purchase awards.

      Share Authorization. The maximum number of Shares that may be the subject of awards under the Incentive Plan is 25,500,000 Shares and in any given year, the maximum number of Shares with respect to which awards may be granted to any employee is 7,000,000 Shares. Shares covered by any unexercised portions of terminated Options, Shares forfeited by participants and Shares subject to any awards that are otherwise surrendered by a participant without receiving any payment or other benefit with respect thereto may again be subject to new awards under the Incentive Plan. In the event the purchase price of the Option is paid in whole or in part through the delivery of Shares, the number of Shares issuable in connection with the exercise of the Option shall not again be available for the grant of awards under the Incentive Plan. Shares subject to Options, or portions thereof, with respect to which SARs are exercised, are not again available for the grant of awards under the Incentive Plan. The Shares to be issued or delivered under the Incentive Plan are authorized and unissued Shares, or issued Shares that have been acquired by the Company, or both.

      Incentive Plan Administration. The Compensation Committee of the Board of Directors administers the Incentive Plan. The Compensation Committee is authorized, subject to the provisions of the Incentive Plan, to establish such rules and regulations as it may deem appropriate for the conduct of meetings and proper administration of the Incentive Plan. Subject to the provisions of the Incentive Plan, the Compensation Committee shall have authority, in its sole discretion, to grant awards under the Incentive Plan, to interpret the provisions of the Incentive Plan and, subject to the requirements of applicable law, to prescribe, amend, and rescind rules and regulations relating to the Incentive Plan or any award thereunder as it may deem necessary or advisable.

      Options. “Incentive Stock Options” meeting requirements of Section 422 of the Code, and “Nonqualified Stock Options” that do not meet such requirements are both available for grant under the Incentive Plan. The term of each Option is determined by the Compensation Committee, but no Option can be exercisable prior to six months from the date of grant or more than 10 years after the date of grant (except in the case of Options that are not Nonqualified Stock Options, where the Compensation Committee can specify a longer period). Options may also be subject to restrictions on exercise, such as exercise in periodic installments, as determined by the Compensation Committee. In general, the exercise price for Incentive Stock Options must be at least equal to 100% of the fair market value of the Shares on the date of grant and the exercise price for Nonqualified Stock Options will be determined by the Compensation Committee at the time of the grant. The exercise price can be paid in cash, or if approved by the Compensation Committee, by delivery of a promissory note or tendering Shares owned by the participant. Options are not transferable except by will or the laws of descent and distribution and may generally be exercised only by the participant (or his or her guardian or legal representative) during his or her lifetime, provided, however, the Nonqualified Stock Options may, under certain circumstances, be transferable to family members and trust for the benefit of the participant or his or her family members.

      Share Appreciation Rights. The Incentive Plan provides SARs may be granted in connection with the grant of Options. Each SAR must be associated with a specific Option and must be granted at the time of grant of such Option. A SAR is exercisable only to the extent the related Option is exercisable. Upon the exercise of a SAR, the recipient is entitled to receive from the Company, without the payment of any cash (except for any applicable withholding taxes), up to, but no more than, an amount in cash or Shares equal to the excess of (A) the fair market value of one Share on the date of such exercise over (B) the exercise price of any related Option, multiplied by the number of Shares in respect of which such SAR shall have been exercised. Upon the exercise of a SAR, the related Option, or the portion thereof in respect of which such

SAR is exercised, will terminate. Upon the exercise of an Option granted in tandem with a SAR, such tandem SAR will terminate.

      Reload Options. The Compensation Committee may grant, concurrently with the award of any Option (an “Underlying Option”), a reload option (a “Reload Option”) to such participant to purchase for cash or Shares a number of Shares equal to the number of Shares delivered by the participant to the Company to exercise the Underlying Option and, to the extent authorized by the Compensation Committee, the number of shares used to satisfy tax withholding obligations. Although an Underlying Option may be an Incentive Stock Option, a Reload Option is not intended to qualify as an Incentive Stock Option. A Reload Option has the same expiration date as the Underlying Option and an exercise price equal to the fair market value of the Shares on the date of the Reload Option. A Reload Option is exercisable six months from the date of grant. A Reload Option permits a participant to retain the potential Share appreciation in the number of already-owned Shares that are used to exercise an Underlying Option. Retention of such potential appreciation is accompanied by granting options for the number of Shares used to pay the exercise price of the Underlying Option or the related tax-withholding obligation. In this way, Reload Options provide a participant with the opportunity to build up ownership of Shares covered by an Underlying Option earlier during the Option term than through a single exercise at or near the end of the Option term.

      Restricted Stock. The Company may award restricted Shares under the Incentive Plan. Such a grant gives a participant the right to receive Shares subject to a risk of forfeiture based upon certain conditions. The forfeiture restrictions on the Shares may be based upon performance standards, length of service or other criteria as the Compensation Committee may determine. Until all restrictions are satisfied, lapsed or waived, the Company will maintain custody over the restricted Shares but the participant will be able to vote the Shares and will be entitled to all distributions paid with respect to the Shares, as provided by the Compensation Committee. During such restrictive period, the restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered. Upon termination of employment, the participant forfeits the right to the Shares to the extent the applicable performance standards, length of service requirements, or other measurement criteria have not been met.

      Stock Purchase Awards. The Incentive Plan also permits the grant of stock purchase awards. Participants who are granted a stock purchase award are provided with a stock purchase loan to enable them to pay the purchase price for the Shares acquired pursuant to the award. A stock purchase loan will have a term of years to be determined by the Compensation Committee. The purchase price of Shares acquired with a stock purchase loan is the price equal to the fair market value on the date of the award. The Incentive Plan provides that up to 100% of the stock purchase loan may be forgiven over the loan term subject to such terms and conditions as the Compensation Committee shall determine, provided that the participant has not resigned as an employee. At the end of the loan term, the unpaid balance of the stock purchase loan will be due and payable. The Compensation Committee will determine the interest rate on a stock purchase loan. Stock purchase loans will be secured by a pledge to the Company of the Shares purchased pursuant to the stock purchase award and such loans will be recourse or non-recourse to a participant, as determined from time to time by the Compensation Committee.

      Antidilution Provisions. The number of Shares authorized to be issued under the Incentive Plan and subject to outstanding awards (and the grant or exercise price thereof) may be adjusted to prevent dilution or enlargement of rights in the event of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar capitalization change.

      Change in Control. Upon the occurrence of a change in control of the Company, all Options and related SARs may become immediately exercisable, the restricted Shares may fully vest and stock purchase loans may be forgiven in full. All options currently outstanding vest upon a change in control of the Company.

      Termination and Amendment. The Incentive Plan will terminate by its terms and without any action by the Board of Directors in 2008. No awards may be made after that date. Awards outstanding on such termination date will remain valid in accordance with their terms.

      The Compensation Committee may amend or alter the terms of awards under the Incentive Plan, including to provide for the forgiveness in whole or in part of stock purchase loans, the release of the Shares securing such loans or the termination or modifications of the vesting or performance provisions of the grants of restricted Shares, but no such action shall in any way impair the rights of a participant under any award, without such participant’s consent.

Compensation Committee Report on Executive Compensation

      The Compensation Committee consists of William F. Reilly and Jan Michiel Hessels. The Company offers compensation packages designed to attract and retain individuals whose skills are crucial to the long-term success of the Company. The compensation offered by the Company should reward and motivate individual and team performance in attaining business objectives and maximizing stockholder value.

      The Compensation Committee reviews and approves the Company’s executive compensation program each year. This includes a comparison of the Company’s executive compensation, corporate performance, stock performance and total return to the stockholders with that of peer companies, including other e-commerce companies. In addition, the Compensation Committee considers and reviews the full compensation package afforded by the Company to its executive officers, including pension, insurance and other benefits.

      The key elements of the Company’s executive compensation package consist of base salary, bonus and stock options. The Company’s policies with respect to each of these elements are discussed below. The Compensation Committee makes its determinations after receiving and considering the recommendations of the Company’s Chairman.

      Base Salaries. An executive officer’s base salary is determined primarily on the basis of the executive officer’s responsibility, qualification, experience and the competitive marketplace for executive talent. The base salary is intended to be competitive with base salaries paid to executive officers with comparable qualifications, experience and responsibilities at peer companies.

      Performance Bonus. The Company’s management is eligible for a performance bonus that is based on both the Company’s performance and the individual’s performance and is contingent on achieving certain pre-determined targets.

      Stock Options. Stockholder grants to executive officers promote success by aligning employee financial interests with long-term stockholder value. Additionally, long-term awards offer executive officers an incentive for the achievement of superior performance over time and foster the retention of key management personnel. Annual stock option grants are determined based on various subjective factors, primarily related to the individual’s performance and potential to improve stockholder value.

      Chief Executive Officer Compensation. The compensation of the Company’s Chief Executive Officer is determined pursuant to the principles noted above. Specific consideration is given to the Chief Executive Officer’s responsibilities and experience in the industry and the compensation package awarded to chief executive officers of peer companies.

      Section 162(m) of the Internal Revenue Code. The Compensation Committee has considered the potential impact of Section 162(m) of the Code, adopted under the Revenue Reconciliation Act of 1993. This section disallows a tax deduction for any publicly held corporation, for individual compensation exceeding $1,000,000 in any taxable year paid to its Named Executive Officers unless (i) the compensation is payable solely on account of the attainment of performance goals, (ii) the performance goals are determined by a compensation committee of two or more outside directors, (iii) the material terms under which compensation is to be paid are disclosed to and approved by stockholders and (iv) the compensation committee certifies that the performance goals were met.

COMPENSATION COMMITTEE
Jan Michiel Hessels
William F. Reilly

Audit Committee Report

      The Audit Committee of the Company’s Board of Directors is comprised of three independent directors. The Audit Committee (“Committee”) meets at least three times a year. The members of the Committee are listed at the end of this report.

      Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants (“auditors”) are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee’s responsibility is to monitor these processes. The Committee meets with the auditors at least twice a year. In addition, the Committee has recommended to the Board the appointment of the Company’s auditors, BDO Seidman, LLP.

      In this context the Committee has discussed with the Company’s auditors the overall scope and plans for the independent audit. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee has reviewed and discussed with management and the auditors the Company’s audited financial statements, including the auditor’s judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee must approve in advance any proposed transaction or agreement with affiliates and will utilize procedures in evaluating the terms and provisions of such proposed transaction or agreement as are appropriate in light of the fiduciary duties of directors under Delaware law. The Committee also discussed with the auditors the other matters required by Statement on Auditing Standards No. 61 “Communication with Audit Committees” as amended by Statement on Auditing Standards No. 90 “Audit Committee Communications”.

      The Company’s auditors provided to the Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees”, and the Committee discussed with the auditor’s their independence from the Company and its management.

      Based on the Committee’s discussion with management and the auditors and the Committee’s review of the representations of management and the report of the auditors to the Committee, the Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 which was filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
William F. Reilly, Chairman
Jan Michiel Hessels
Patricia Higgins

Independent Accountants

      During the fiscal year ended December 31, 2001, BDO Seidman, LLP provided various audit and non-audit services to the Company. Set forth below are the aggregate fees billed for those services:

(a) Audit Fees: The aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q were $278,000.

(b) Financial Information Systems Design and Implementation Fees: No such fees were incurred by the Company for the fiscal year ended December 31, 2001.

(c) All Other Fees: The aggregate fees billed by BDO Seidman, LLP for services rendered to the Company, other than the services described above under “Audit Fees,” for the fiscal year ended December 31, 2001 were $160,000. They include fees for an audit of an interim period and for the audit of the Company’s pension plan.

      The Audit Committee has determined that the provision of services covered in (c) above are compatible with maintaining the independence of BDO Seidman, LLP. BDO Seidman, LLP does not provide consulting services to the Company in any capacity.

Performance Graph

      The graph set forth below compares cumulative total return on the Common Stock of the Company with the cumulative total return of the Standard and Poors 500 Index (“S&P 500”), the JP Morgan H&Q Internet 100 Index, the NASDAQ Stock Market Index and a peer group of two companies, consisting of Amazon.com, Inc. and iVillage Inc., resulting from an initial assumed investment of $100 in each for the period beginning on the date of the Company’s Offering of Class A Common Stock on May 25, 1999 and the years ended December 31, 1999, 2000 and 2001.

[GRAPH]

	barnesandnoble.com		JP Morgan H&Q		Nasdaq Stock
	inc.	Peer Group	Internet 100	S&P 500 Index	Market (U.S.)

5/25/99	100.00	100.00	100.00	100.00	100.00
12/31/99	78.82	131.46	181.07	111.00	160.53
12/31/00	7.29	26.43	69.67	100.89	96.56
12/31/01	8.56	18.54	44.83	88.90	76.62

Certain Relationships and Related Transactions (in thousands of dollars)

      B&N.com has entered into agreements with Barnes & Noble, Bertelsmann and their affiliates. The Company believes that the transactions and agreements discussed below (including renewals of any existing agreements) between B&N.com and its affiliates are at least as favorable to B&N.com as could be obtained from unaffiliated parties. The Board of Directors and its Audit Committee must approve in advance any proposed transaction or agreement with affiliates and will utilize procedures in evaluating the terms and provisions of such proposed transaction or agreement as are appropriate in light of the fiduciary duties of directors under Delaware law.

      B&N.com entered into a Supply Agreement, dated October 31, 1998, as amended, with Barnes & Noble (the “Supply Agreement”), whereby Barnes & Noble has agreed to supply inventory to B&N.com through Barnes & Noble’s distribution facilities and purchasing departments. Pursuant to the Supply Agreement, Barnes & Noble charges B&N.com its actual cost to acquire the inventory plus any incremental overhead incurred by Barnes & Noble in connection with providing such merchandise supply services. The Company purchased $126,217, $107,167 and $64,112 from Barnes & Noble representing 45%, 54% and 59% of the Company’s purchases for the years ended December 31, 2001, 2000 and 1999, respectively. The charges for incremental overhead for the year ended December 31, 2001, 2000 and 1999 were $2,369, $1,947 and $1,258, respectively. At December 31, 2001 and 2000, $44,160 and $16,875, respectively, remained payable to Barnes & Noble in connection with such purchases.

      Under a Services Agreement, dated as of October 31, 1998, as amended, between B&N.com and Barnes & Noble (the “Services Agreement”), B&N.com receives various administrative services from Barnes & Noble, including, among other things, services for payroll processing, benefits administration, insurance (property and casualty, medical, dental and life) and tax administration. In accordance with the terms of the Services Agreement, B&N.com reimburses Barnes & Noble in an amount equal to the third-party expenses it incurs to provide such services, plus any incremental internal costs. B&N.com was charged $4,144, $1,755 and $1,672 for such services during the year ended December 31, 2001, 2000 and 1999 (proforma), respectively.

      In 2001, B&N.com purchased merchandise directly from Calendar Club, L.L.C. (“Calendar Club”), a company engaged in the wholesaling and retailing of calendars, in which Barnes & Noble owns a 73.9% interest. B&N.com’s purchases from Calendar Club for the year ended December 31, 2001 totaled $1,110.

      B&N.com subleases from Barnes & Noble approximately one-third of a 300,000 square foot warehouse facility located in New Jersey. B&N.com was charged by Barnes & Noble $486, $485 and $473 for such subleased space during the year ended December 31, 2001, 2000 and 1999 (proforma), respectively. The amount paid to Barnes & Noble by B&N.com approximates the cost per square foot paid by Barnes & Noble as tenant pursuant to its lease of the space from an unaffiliated third party.

      Since 1999, B&N.com has used AEC One Stop Group, Inc. (“AEC”) as its sole music supplier, and as one of its suppliers of DVD/video. AEC is among the largest wholesale distributors of music, videos and DVDs in the United States. AEC also provides B&N.com with a music, DVD and Video product database. Subsequent to the initial supply arrangement between AEC and B&N.com, AEC’s parent corporation was acquired by an investor group in which Leonard Riggio, Chairman of the Board of the Company and B&N.com, became a minority investor. B&N.com was charged by AEC $29,759, $18,541 and $2,908 in connection with this agreement for merchandise purchased during the year ended December 31, 2001, 2000 and 1999 (proforma), respectively. In addition, B&N.com was charged by AEC $279, $301 and $19 for database services during the years ended December 31, 2001, 2000 and 1999 (proforma), respectively. At December 31, 2001 and 2000, $9,307 and $7,803, respectively, remained payable to AEC in connection with this agreement.

      B&N.com licenses the “Barnes & Noble” name under a royalty-free license agreement, dated as of October 31, 1998, as amended, between B&N.com and Barnes & Noble College Bookstores, Inc. (the “License Agreement”), of which Leonard Riggio is the principal stockholder. Pursuant to the License Agreement, the Company has been granted an exclusive license to use the Barnes & Noble name and trademark (excluding sales of college textbooks). Under a separate agreement reached in January 2001 between the Company and Textbooks.com, Inc. (“Textbooks.com”), a corporation owned by Leonard Riggio, B&N.com was granted the right to sell college textbooks on the Internet using the “Barnes & Noble” name. Pursuant to this agreement, B&N.com pays Textbooks.com a royalty on revenues (net of product returns, applicable sales tax and excluding shipping and handling) realized by the Company from the sale of books designated as textbooks. The term of the agreement is for five years and renews annually for additional one-year periods unless terminated 12 months prior to the end of any given term. For the years ended December 31, 2001 and 2000, the Company recorded royalty expense of $5,981 and $1,500, respectively, under the terms of this agreement.

      B&N.com has various royalty-free non-exclusive licenses dated October 31, 1998, as amended, from Barnes & Noble, and BOL. B&N.com licenses from Barnes & Noble the right to use Barnes & Noble’s database of book bibliographic data as well as certain software applications. B&N.com licenses from Bertelsmann Online (“BOL”), the subsidiary through which Bertelsmann conducts its Internet business, its name and trademark for use in B&N.com’s operations. Under Technology Sharing License Agreements, B&N.com was granted a royalty-free license to view, access and use BOL’s computer technology and systems, and B&N.com granted BOL a royalty-free license to view, access and use B&N.com’s computer technology and systems. All of the agreements described in this paragraph are subject to certain renewal and termination provisions.

      Barnes & Noble commenced a marketing program in November 2000, whereby a customer purchases a “Readers’ AdvantageTM Card” for a non-refundable annual membership fee of $25.00. With this card, customers can receive discounts of 10% on all Barnes & Noble store purchases and 5% on all of their purchases through the B&N.com Web site. B&N.com and Barnes & Noble have agreed to share the expenses, net of revenue from the sale of the cards, related to this program in proportion to the discounts customers receive on purchases with each company. B&N.com’s net revenue generated from this program for the year ended December 31, 2001 was $636. Net revenue generated for the year ended December 31, 2000 was negligible.

      B&N.com ships, through its fulfillment centers, various customer orders on behalf of Barnes & Noble to Barnes & Noble retail stores as well as to Barnes & Noble customers’ homes. B&N.com charges Barnes & Noble the costs associated with such shipments plus any incremental overhead incurred by B&N.com to process these orders. The fees received are recorded as a reduction of B&N.com’s total fulfillment expense. For the years ended December 31, 2001, 2000 and 1999 (proforma), B&N.com recorded $987, $206 and $191, respectively, for shipping and handling from Barnes & Noble. In addition, during the year 2001, B&N.com and Barnes & Noble reached an agreement whereby B&N.com receives a commission on all items ordered by customers at Barnes & Noble stores and shipped directly to customers’ homes by B&N.com. Commissions for these sales were recorded as revenue and amounted to $383 for the year ended December 31, 2001.

      During 2000 and 2001, Barnes & Noble subleased warehouse space from B&N.com in Reno, Nevada. B&N.com charged Barnes & Noble $1,882 and $1,290 for such subleased space in the years ended December 31, 2001 and 2000, respectively. Additionally, B&N.com sold $6,186 of warehouse equipment from its Reno warehouse to Barnes & Noble in 2001. The equipment was sold to Barnes & Noble at its original cost. B&N.com determined earlier this year that it could not effectively utilize the full capacity of its Reno, Nevada distribution center. Accordingly, following Board approval on January 29, 2002, B&N.com agreed to transfer the Reno warehouse lease and sell B&N.com’s inventory located in Reno to Barnes & Noble. Barnes & Noble purchased the inventory from B&N.com at cost for approximately $10 million. The Board of Barnes & Noble also approved Barnes & Noble’s assumption of the lease obligation and the hiring of all of the employees at the Reno facility. The Reno lease assignment and the transfer of the operations of the Reno facility to Barnes & Noble was completed in April 2002.

      In 2000, B&N.com began purchasing new and used textbooks directly from MBS, a corporation majority-owned by Leonard Riggio. B&N.com’s total purchases for the year ended December 31, 2001 and 2000 were $13,206 and $5,746, respectively. In addition, B&N.com maintains a link on its Web site called

“Sell Your Textbooks” which is hosted by MBS and through which B&N.com customers are able to sell used books directly to MBS. B&N.com is paid a commission based on the price paid by MBS to the consumer. Total commissions received for the year ended December 31, 2001 were $16.

      Under a Strategic Relationship Agreement, dated as of May 1, 2001 (the “Strategic Relationship Agreement”), between B&N.com and GameStop, Inc. (“GameStop”), a majority-owned subsidiary of Barnes & Noble, B&N.com’s Web site refers customers to the GameStop Web site for purchases of video game hardware, software and accessories and PC entertainment software. GameStop pays B&N.com a referral fee based on its net sales revenue from certain eligible purchases made by customers as a result of the redirection from the B&N.com Web site. Either party may terminate the Strategic Relationship Agreement after May 1, 2002 on 60 days’ notice. Commissions of $33 were recorded in the year ended December 31, 2001 under this agreement.

      B&N.com has a 49.5% equity stake in enews, a company engaged in selling magazine subscriptions on the Internet, and accounts for this investment under the equity method. Substantially all of the balance of the shares are owned by Barnes & Noble. B&N.com fulfills a majority of orders for magazine subscriptions through enews and records a commission on these sales. Beginning in October 2000, enews subleased space from B&N.com at its New York office for an annual rent of $95. B&N.com recorded commission income of $590 and $400 for the years ended December 31, 2001 and 2000, respectively, and was reimbursed $295 and $65, respectively, for expenses incurred on behalf of enews for the years ended December 31, 2001 and 2000.

      Michael N. Rosen, a director of the Company, is also the Chairman of Robinson Silverman, outside counsel to the Company and B&N.com.

Section 16 (a) Beneficial Ownership Reporting Compliance

      Section 16 (a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater-than-10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16 (a) forms they file.

      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 2001 its officers, directors and greater-than-10% stockholders complied with all Section 16 (a) filing requirements, except that Kevin M. Frain, the Company’s Chief Financial Officer, filed a late Form 3 and David Gitow, the Company’s Vice President, Chief Marketing Officer filed his Form 3 information on his Form 5.

PROPOSAL 2

Ratification of Appointment of Independent Certified Public Accountants

      The Board of Directors has appointed the firm of BDO Seidman, LLP, which was engaged as independent certified public accountants for the fiscal year ended December 31, 2001, to audit the financial statements of the Company for the fiscal year ending December 31, 2002. A proposal to ratify this appointment is being presented to the stockholders at the Annual Meeting. A representative of BDO Seidman, LLP will be present at the Annual Meeting and will have the opportunity to make a statement and will be available to respond to the appropriate questions.

      THE BOARD OF DIRECTORS CONSIDERS BDO SEIDMAN, LLP TO BE WELL QUALIFIED AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION. PROXIES SOLICITED HEREBY WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

Other Matters

      The Company knows of no other matters that are likely to be brought before the Annual Meeting. If, however, other matters not now known or determined properly come before the Annual Meeting, the persons named as proxies in the enclosed card or their substitutes will vote such proxy in accordance with their discretion with respect to such matters.

Proposals of Stockholders

      Proposals of Stockholders to be considered for inclusion in the Proxy Statement and proxy card for the 2003 Annual Meeting of Stockholders must be received by the Secretary, barnesandnoble.com inc., 76 Ninth Avenue, New York, New York 10011 no later than February 27, 2003.

      In addition, the Company’s Amended By-laws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 30 days nor more than 60 days prior to the annual meeting; provided, that in the event that less than 40 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be received by the close of business on the 10th day following the date on which notice of the date of the meeting is given to stockholders’ or made public, whichever first occurs. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Annual Report on Form 10-K

      A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 accompanies this Proxy Statement.

STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXIES WITHOUT DELAY.

A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

By Order of the Board of Directors
Leonard Riggio
Chairman
July 2, 2002

barnesandnoble.com inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Leonard Riggio and Stephen Riggio, and each of them, as his true and lawful Agents and Proxies, with full power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all of the shares of common stock of barnesandnoble.com inc. held of record by the undersigned on June 17, 2002, at the Annual Meeting of Stockholders to be held on August 8, 2002, and any adjournments or postponements thereof, with the same effect as if the undersigned were present and voting such shares, on all matters as further described in the accompanying Proxy Statement.

         The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders dated July 2, 2002 and the accompanying Proxy Statement.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE AS TO ANY PROPOSAL, WITH RESPECT TO SUCH PROPOSAL THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” EACH OF THE BOARD OF DIRECTORS’ NOMINEES FOR WHICH THE HOLDER OF THE SHARES REPRESENTED BY THIS PROXY IS ENTITLED TO VOTE, AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002, AS THE CASE MAY BE. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

By executing this proxy, the undersigned hereby revokes all prior proxies. (Continued, and to be signed and dated on the reverse side.)

1.	ELECTION OF DIRECTORS

FOR all nominees listed below (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below	EXCEPTIONS

Nominees: For Class A Director (to be voted on by all holders of Common Stock): 01 Jan Michiel Hessels

For Class B Director (to be voted on by holders of Class B Common Stock only): 02 Leonard Riggio

For Class C Director (to be voted on by holders of Class C Common Stock only): 03 Joel Klein

INSTRUCTIONS: To withhold authority to vote for any individual nominee for which the undersigned is entitled to vote, mark the “Exceptions” box and write that nominee’s name in the space provided below.

Exceptions:________________________________________

2.	RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP, as the independent certified public accountants of the Company for the fiscal year ending December 31, 2002.

FOR	AGAINST	ABSTAIN

          Change of Address and or Comments Mark Here

Please sign exactly as name appears on this Proxy Card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature

Signature

Date

Please Mark, Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope.

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4 PM Eastern Time the business day prior to annual meeting day.

Internet http://www.eproxy.com/bnbn	Telephone 1-800-435-6710	Mail

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below and then follow the directions given.	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.